ARTICLES OF INCORPORATION

                                       OF

                      INTERACTIVE VOICE MEDIA CORPORATION


          The undersigned, being a natural person of full age and acting as the incorporator for the purpose of forming the business corporation hereinafter named pursuant to the provisions of the Corporations Code of the State of California, does hereby adopt the following articles of incorporation.

          FIRST: The name of the corporation is

                       INTERACTIVE VOICE MEDIA CORPORATION

          SECOND: The existence of the corporation is perpetual.

          THIRD: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California, other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

          FOURTH: The name and address of the corporation's initial agent for service of process within the State of California in accordance with the provisions of subdivision (b) of Section 1502 of the Corporations Code of the State of California is:

          The Prentice-Hall Corporation System, Inc.

          FIFTH: The total number of shares which the corporation is authorized to issue is 3,000 shares no par value, all of which are of one class and are common shares.


                                 CALIFORNIA-1990
                                     PAGE 1



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          The Board of Directors of the corporation may issue any or all of the aforesaid authorized shares of the corporation from time to time for such consideration as it shall determine and may determine from time to time the amount of such consideration, if any, to be credited to paid-in surplus.

          SIXTH: In the interim between meetings of shareholders held for the election of directors or for the removal of one or more directors and the election of the replacement or replacements thereat, any vacancy which results by reason of the removal of a director or directors by the shareholders entitled to vote in an election of directors, and which has not been filled by said shareholders, may be filled by a majority of the directors then in office, whether or not less than a quorum, or by the sole remaining director, as the case may be.

          SEVENTH: The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

          EIGHTH: The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the corporation and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.



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          NINTH: Pursuant to the provisions of Section 406 of the Corporations
Code of the State of California, each share of the corporation shall entitle the holder thereof, for a period of thirty days, to subscribe for or purchase authorized shares of the same class.





Signed on October 22, 1991


                                            /s/ Joan Terry
                                          ----------------------------------
                                          Joan Terry, Incorporator




                                 CALIFORNIA-1990
                                     PAGE 3

                            ARTICLES OF INCORPORATION


                                       OF


                      INTERACTIVE VOICE MEDIA CORPORATION












                                    FILED BY:

                          Infosearch, Inc. K1250-848703
                               500 Central Avenue
                               Albany, N.Y. 12206



                                 CALIFORNIA-1990
                                     PAGE 4

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                           ARTICLES OF INCORPORATION

                                       OF

                       INTERACTIVE VOICE MEDIA CORPORATION


                      -------------------------------------


                         Pursuant to Section 901 of the
                       California General Corporation Law


          THE UNDERSIGNED, being the Sole Incorporator of Interactive Voice Media Corporation (the "Corporation") declares under penalty of perjury the following statements to be true of my own knowledge:

          1. The undersigned is the Sole Incorporator of the Corporation, and therefore constitutes at least a majority of the incorporators.

          2. The Corporation has issued no shares.

          3. The undersigned adopts the amendments set forth herein.

          4. No directors were named in the original Articles of Incorporation of the Corporation and no directors have been elected.

          5. Article "First" of the Articles of Incorporation of the Corporation shall be amended to read as follows:

                     "FIRST: The name of the Corporation is:
                      INTERACTIVE VOICE MEDIA (CA) CORP."

          IN WITNESS WHEREOF, I have duly executed this Certificate of Amendment this 7th day of November, 1991 Albany, New York.


                                            /s/ Joan Terry
                                          ----------------------------------
                                          Joan Terry, Incorporator